Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Delmarva Power & Light Company of our report dated February 8, 2019 relating to the financial statements and financial statement schedule, which appears in Exelon Corporation's combined Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Washington, DC
August 30, 2019